                                                                    Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT

ARTICLE I DEFINITIONS ......................................................   1

     1.1   "Assets" ........................................................   1
     1.2   "Excluded Receivables" ..........................................   1
     1.3   "Contracts" .....................................................   1
     1.4   "Books and Records" .............................................   2
     1.5   "Intellectual Property Rights" ..................................   2
     1.6   "Closing Date" ..................................................   2
     1.7   "Liabilities and Obligations" ...................................   2

ARTICLE II PURCHASE AND SALE ...............................................   2

     2.1   Purchase Price ..................................................   2
     2.2   Assumption of Liabilities .......................................   2
     2.3   Indemnification against Non-Assumed Liabilities .................   3
     2.4   Non-Compete and Non-Solicitation ................................   4
     2.5   Payment of Purchase Price .......................................   4
     2.6   Accounts Receivable .............................................   4

ARTICLE III DELIVERIES BY PARTIES ..........................................   4

     3.1   Seller's Deliveries .............................................   4
     3.2   Purchaser's Deliveries ..........................................   5

ARTICLE IV CLOSING .........................................................   5

ARTICLE V  REFERRAL OF CUSTOMERS; INVESTIGATION ............................   6

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE SELLER ....................   6

     6.1   Seller ..........................................................   6
     6.2   Title ...........................................................   6
     6.3   Liabilities .....................................................   7
     6.4   Non-Breach, Etc. ................................................   7
     6.5   Contracts .......................................................   7
     6.6   Hardware/Software ...............................................   7
     6.7   Litigation ......................................................   7
     6.8   Material Change .................................................   7
     6.9   Disclosure ......................................................   8
     6.10  Intellectual Property Matters ...................................   8
     6.11  Sufficiency of Assets ...........................................   8

ARTICLE VII REPRESENTATIONS AND WARRANTIES BY PURCHASER ....................   8

     7.1   Organization and Standing .......................................   8
     7.2   No Conflict .....................................................   8
     7.3   Authority .......................................................   8

ARTICLE VIII COVENANTS OF THE SELLER .......................................   9

     8.1    Action by Seller ...............................................  9
     8.2    Fees ...........................................................  9
     8.3    Further Assurances .............................................  9
     8.4    Best Efforts ...................................................  9
     8.5    Co-Lease Agreement .............................................  9
     8.6    Notification of Breaches or Potential Breaches .................  10

ARTICLE IX NO BROKERS OR FINDERS ...........................................  10

ARTICLE X CONDITIONS PRECEDENT OF PURCHASER ................................  10

     10.1   Representations and Warranties True at Closing .................  10
     10.2   Compliance with the Agreement ..................................  11
     10.3   Seller's Certificate ...........................................  11
     10.4   Deliveries .....................................................  11
     10.5   Injunction .....................................................  11
     10.6   Casualty .......................................................  11
     10.7   Assignment of Contracts ........................................  11
     10.8   Employee Arrangements ..........................................  11
     10.9   Hiring of Employees ............................................  11
     10.10  Investigations .................................................  11
     10.11  Contingent Obligation Pursuant to Section 2.5(b) ...............  11
     10.12  Contingent Obligations Under Section 2.5(c) ....................  12

ARTICLE XI CONDITIONS PRECEDENT OF THE SELLER ..............................  12

     11.1   Representations and Warranties True at Closing .................  12
     11.2   Purchaser's Compliance with the Agreement ......................  12
     11.3   Purchaser's Certificate ........................................  12
     11.4   Deliveries .....................................................  13
     11.5   Injunction .....................................................  13
     11.6   Employee Arrangements ..........................................  13

ARTICLE XII NATURE AND SURVIVAL OF REPRESENTATIONS .........................  13

ARTICLE XIII NOTICES .......................................................  13

ARTICLE XIV MODIFICATION ...................................................  14

ARTICLE XV EXPENSES ........................................................  14

ARTICLE XVI ASSIGNMENT; PURCHASER'S BEST EFFORTS ...........................  14

ARTICLE XVII  DELAWARE LAW TO GOVERN .......................................  14

ARTICLE XVIII COUNTERPARTS .................................................  15

ARTICLE XIX HEADINGS .......................................................  15

LIST OF EXHIBITS ...........................................................  16

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     AGREEMENT, (hereinafter, together with the Exhibits annexed hereto the "Agreement") made and entered into as of the 16th day of October, 2001, by and among Nextron Communications, Inc., a California corporation ("Purchaser"), and Webb Interactive Services, Inc., a Colorado corporation, ("Seller").

                                   WITNESSETH:

     WHEREAS, Seller has granted Purchaser a license to software used in Seller's AccelX business.

     WHEREAS, Seller has elected to terminate and cease its AccelX business operations due to Seller's inability to continue to fund this business without incurring unacceptable dilution with respect to Seller's other business.

     WHEREAS, Purchaser desires to purchase and acquire certain of the assets used in the AccelX business and Seller is willing to sell said assets to Purchaser, upon the terms and conditions hereinafter set forth.

     WHEREAS, Purchaser is willing to assume maintenance and support obligations for existing licensees of Seller's AccelX business.

     NOW, THEREFORE, in consideration of the purchase and sale of the assets and of the premises and the mutual promises, covenants and conditions hereinafter set forth, Seller and Purchaser hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     As used herein, the following terms shall have the meanings set forth below, and where said meanings are intended, said terms shall be capitalized:

     1.1 "Assets" shall mean only the assets of Seller listed on Exhibit A
          ------                                                 ---------
attached hereto.

     1.2 "Excluded Receivables" shall mean Seller's accounts receivable arising
          --------------------
in connection with Seller's AccelX business in the ordinary course of Seller's business prior to October 15, 2001, listed on Exhibit B attached hereto.
                                              ---------

     1.3 "Contracts" shall mean all of Seller's rights and obligations in and to
          ---------
all contracts, commitments and agreements listed on Exhibit B attached hereto.
                                                    ---------
Seller has delivered to Purchaser either the original or, if the original is not available, true, correct and complete copies of each of the Contracts, which contain all amendments, modifications, terminations and revisions thereof.

     1.4 "Books and Records" shall mean, with respect to Seller's discontinued
          -----------------
AccelX business, lists of customers and suppliers, and records with respect to pricing, payment history, cost, mailing lists, sales, purchasing and materials, and including any such records which are maintained on computer.

     1.5 "Intellectual Property Rights" shall mean only those copyrights,
          ----------------------------
trademarks, trade names, trade secrets, proprietary information and know-how utilized by Seller in its discontinued AccelX business listed on Exhibit C
                                                                 ---------
attached hereto.

     1.6 "Closing Date" shall mean the date on which the Closing hereunder is
          ------------
held. The Closing shall be held at 10:00 a.m., then current Denver, Colorado time, on or before October 26, 2001, or at such other time or date as the parties may mutually agree upon in writing, unless delayed by a party for failure to satisfy conditions precedent to said party's obligations hereunder, in which case Closing shall be held as soon as practicable after such conditions are satisfied.

     1.7 "Liabilities and Obligations" means any direct or indirect liability,
          ---------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of or by any person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent or other and whether or not appropriately reflected or reserved for on financial statements prepared in accordance with generally accepted accounting principles.

                                   ARTICLE II
                                PURCHASE AND SALE
                                -----------------

     2.1 Purchase Price. On the Closing Date, subject to the terms and
         --------------
conditions set forth in this Agreement, Seller agrees to sell assign, transfer and convey to Purchaser, and Purchaser agrees to purchase, the Assets, for an amount (the "Purchase Price") equal to a minimum of $500,000 and a maximum of $1,250,000 plus the amount of the assumed liabilities for those employees listed on Exhibit D hereto who are offered and who accept employment with Purchaser.
   ---------

     2.2 Assumption of Liabilities. (a) Except solely as expressly set forth in
         -------------------------
Section 2.2(b), Purchaser shall not assume or become liable for any Liabilities and Obligations of Seller, including without limitation, (i) any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Seller on or prior to the Closing, including without limitation any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue or income; (ii) any federal, state or local income or other tax payable with respect to the business, assets, properties or operations of Seller or any member of any affiliated group of which Seller is a member for any period prior to the Closing Date, or incident to or arising as a consequence of the negotiation or consummation by Seller or any member of any affiliated group of which Seller is a member of this Agreement and the transactions contemplated hereby, or (iii) any liability or obligation to any employees, agents or independent contractors of Seller, whether or not employed by Purchaser after the Closing, or under any benefit arrangement with respect thereto.

     (b) Purchaser shall assume and discharge only the following Liabilities and Obligations of Seller ("Assumed Liabilities"): (i) Seller's liability with
                                                   ------------------
respect to the accrued vacation pay for the employees of Seller's AccelX business not to exceed the amount for each such employee set forth on Exhibit D hereto who are offered and accept employment with Purchaser, (ii) for liabilities arising under the Contracts after the Closing Date, but only with respect to actions and transactions occurring under the Contracts from and after the Closing Date (the "Post-Closing Contract Liabilities"), and (iii) for liabilities arising under assumed leases for certain of the Assets.

     Without limiting the generality of the foregoing, it is specifically understood and agreed as follows:

          (a) Although Purchaser is contemplating hiring most of the employees of Seller relating to the Seller's discontinued AccelX business, Purchaser has no obligation to hire any of Seller's employees.

          (b) Purchaser has no obligation with respect to warranties for software delivered or services rendered by Seller before the Closing Date. Seller shall satisfy all such obligations at its expense. If requested by Seller, and if Purchaser has available personnel, Purchaser will provide service on Seller's behalf at Purchaser's then standard charge for such service.

       ARTICLE I 2.3 INDEMNIFICATION AGAINST NON-ASSUMED LIABILITIES. SELLER
                     -----------------------------------------------
HEREBY AGREES TO INDEMNIFY PURCHASER, ITS EMPLOYEES, OFFICERS, DIRECTORS AND SHAREHOLDERS AGAINST AND AGREES TO HOLD EACH OF THEM HARMLESS FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DAMAGES, PUNITIVE DAMAGES, CAUSES OF ACTION, LAWSUITS, ADMINISTRATIVE PROCEEDINGS (INCLUDING INFORMAL PROCEEDINGS), INVESTIGATIONS, AUDITS, DEMANDS, ASSESSMENTS, ADJUSTMENTS, JUDGMENTS, SETTLEMENT PAYMENTS, DEFICIENCIES, PENALTIES, FINES, INTEREST (INCLUDING INTEREST FROM THE DATE OF SUCH DAMAGES) AND COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE EXPENSES OF INVESTIGATION AND REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS OF EVERY KIND, NATURE AND DESCRIPTION) ("DAMAGES") INCURRED OR
                                                       -------
SUFFERED BY THEM ARISING OUT OF:

          (a) any breach of any representation or warranty of Seller set forth in this Agreement or any Schedule, Exhibit or certificate, delivered by or on behalf of Seller in connection herewith; or

          (b) any nonfulfillment of any covenant or agreement by Seller under this Agreement; or

          (c) the business, operations or assets and liabilities of Seller either accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, which occurred or existed prior to or at the Closing Date, excluding solely the Assumed Liabilities.

         2.4 Non-Compete and Non-Solicitation. At the closing, Purchaser and
             --------------------------------
Seller shall enter into a Non-Compete and Non-Solicitation Agreement in the form of Exhibit E attached hereto, pursuant to which Seller will agree not to compete
   ---------
with Purchaser nor to solicit its employees for a period of five (5) years after the Closing.

         2.5 Payment of Purchase Price. The Purchase Price shall be paid as
             -------------------------
follows:

             (a)      Subject to the satisfaction of the conditions set forth in
         Article X, by payment of $500,000 at the Closing (the payment to be made by wire transfer in accordance with instructions provided by Seller).

             (b)      Subject to the satisfaction of the conditions set forth in
         Article X, by payment of $750,000 within five (5) business days of the satisfaction of the conditions for the payment of such amount set forth in Section 10.10 (the payment to be made by wire transfer in accordance with instructions provided by Seller).

             (c)     Subject to the satisfaction of the conditions set forth in
         Article X, and assuming no payment pursuant to paragraph (b) above, by payment made by wire transfer in accordance with instructions provided by Seller of $375,000 within five (5) business days of the satisfaction of the conditions for payment of such amount set forth in Section 10.11 (the payment to be made by wire transfer in accordance with instructions provided by Seller).

         All payments made hereunder are subject to the terms and conditions herein set forth, and will be made by Purchaser in reliance upon the representations, warranties, covenants and agreements contained herein.

         2.6 Accounts Receivable. Seller is retaining the Excluded Receivables.
             -------------------
Seller agrees that any actions taken to collect the Excluded Receivables shall be taken in a manner intended to minimize problems or disruption in any ongoing customer relationships Purchaser has with the parties to the Contracts assigned to Purchaser.

                                   ARTICLE III
                              DELIVERIES BY PARTIES
                              ---------------------

         3.1 Seller's Deliveries.  On the Closing Date, subject to the terms
             -------------------
and conditions set forth in this Agreement, Seller shall make the following deliveries:

             (a) Bill of Sale, Assignments and other instruments of conveyance reasonably requested by Purchaser;

             (b) A current certified search showing all financing statements on file against the Assets, together with the delivery on or before October 26, 2001 of appropriate releases or termination statements for any security interests in the Assets;

             (c) Non-Compete and Non-Solicitation Agreement duly executed by Seller;

                  (d) Consents to assignment of those contracts for which the consents are to be obtained prior to the Closing as indicated on Exhibit B. The consents will be in a form reasonably acceptable to Purchaser;

                  (e) License Agreement between the Seller and Purchaser dated October 16, 2001 (the "License Agreement") duly executed by Seller;

                  (f) An opinion of counsel of Seller in form and substance reasonably acceptable to Purchaser; and

                  (g) All other items or documents necessary or appropriate hereunder.

              3.2 Purchaser's Deliveries. Subject to the terms and conditions
                  ----------------------
set forth in this Agreement, Purchaser shall make the following deliveries:

                  (a)      Payment of the Purchase Price in accordance with
         Section 2.5 hereof;

                  (b) Non-Compete and Non-Solicitation Agreement duly executed by Purchaser;

                  (c) All other items or documents necessary or appropriate hereunder;

                  (d) Copies of employment agreements between Purchaser and Perry Evans and Susan Dalton; and

                  (e)      License Agreement duly executed by Purchaser,

                                   ARTICLE IV
                                     CLOSING
                                     -------

         The Closing hereunder shall take place at the offices of Purchaser on or before October 26, 2001, or at such other place as may be mutually agreed upon in writing by Purchaser and Seller.

                                    ARTICLE V
                      REFERRAL OF CUSTOMERS; INVESTIGATION
                      ------------------------------------

         As of the date of this Agreement, Seller is ceasing its AccelX operations, including without limitation, the AccelX SiteBuilder, the AccelX Consent and the AccelX Request products and all related AccelX services including professional, client and technical support services. From and after the date hereof and through the Closing Date thereafter, Seller shall refer to Purchaser any potential customers for the products and services previously offered in connection with its AccelX business or for other similar web-site development and communication needs that are intended to attract customers, generate leads, increase buyer-seller interaction or strengthen customer relationship management, shall provide reasonable assistance to Purchaser in connection with such referrals and Purchaser's efforts to market to such referred potential customers, and afford to the officers and representatives of Purchaser free access to the properties and records of Seller as they relate to Seller's AccelX business in order that Purchaser may have full opportunity to make such investigation at reasonable times as it shall desire of the Assets, and Seller shall provide to Purchaser reasonable assistance in the conduct of said investigation by Purchaser.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                 OF THE SELLER
                                 -------------

         Seller represents and warrants to Purchaser that, except as specifically set forth on Exhibit F attached hereto, entitled Representations
                          ---------                           ---------------
and Warranties: Exceptions and Disclosures, the following statements are true
------------------------------------------
and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on said Date:

         6.1 Seller. Seller is a corporation duly organized and existing and in
             ------
good standing under the laws of the state of Colorado and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated, or such business is now conducted. Seller has full power and authority to sell, convey, assign, transfer and deliver the Assets as herein provided, and all corporate, shareholder and other proceedings necessary to be taken by Seller in connection with the transactions provided for by this Agreement and necessary to make the same effective have been duly and validly taken, and this Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms.

         6.2 Title. Except as set forth on Exhibit F Seller has good and
             -----                         ---------
marketable title to the Assets, free and clear of any mortgages, liens, security interests, pledges, easements or encumbrances of any kind or nature whatsoever. At the Closing, Seller will convey good and marketable title to the Assets to be sold hereunder, free and clear of any and all mortgages, liens, security interests, pledges, easements, or encumbrances of any kind or nature whatsoever.

         6.3 Liabilities. As of the date of this Agreement, Seller is not
             -----------
subject to and does not have any Liabilities and Obligations with respect to the Assets, except as disclosed in Exhibit F.
                               ---------

         6.4 Non-Breach, Etc. The execution and delivery of this Agreement and
             ---------------
the consummation of the transactions contemplated hereby by Seller will not (a) violate or breach Seller's Articles of Incorporation or Bylaws, (b) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation (including any "Contracts") to which Seller is now a party or by which it or any of its properties or assets may be bound or affected, or (c) violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

         6.5 Contracts. Except as identified in Exhibit B, Seller has performed
             ---------                          ---------
all obligations required to be performed by it to date under, and Seller and, to Seller's knowledge, each other party to each Contract is not in default under, each of the Contracts, all of which are in full force and effect and enforceable by Seller in accordance with their terms. There is no event, which after notice or lapse of time or both, which would constitute a default under any such Contracts. The consummation of the transactions contemplated under this Agreement will not give rise to any violation or any default or event or condition which, after notice or lapse of time or both, would constitute a default under any such Contracts on the part of Seller. Furthermore, no such Contract, in the reasonable opinion of Seller, contains any contractual requirement with which there is a reasonable likelihood Seller or any other party thereto will be unable to comply. Upon request of Purchaser, Seller shall assign to Purchaser, from time to time at or after the Closing, any or all of the Contracts. Except as stated on Exhibit B each of said
                                                          ---------
Contracts requires the consent of the parties. The Contracts include all customer contracts with respect to the AccelX business which are currently providing, or which in the future are reasonably likely to provide, revenues to Seller (or after the Closing to Purchaser).

         6.6  Hardware/Software. Except as may be set forth on Exhibit F, all
              -----------------                                ---------
Hardware and Software included in the Assets are in good condition and repair, ordinary wear and tear excepted. The software transferred pursuant to this Agreement and subject to the License Agreement includes all software required to service the Contracts and to operate and maintain the Software (as defined in the License Agreement).

         6.7  Litigation. There are no claims, actions, suits, proceedings or
              ----------
investigations (whether or not purportedly on behalf of Seller) pending or threatened against or affecting the Assets or Seller's AccelX business, at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending during the 12-month period preceding the date hereof. There is no reasonable basis for any claim, action, suit, proceeding or investigation against or affecting the Assets. Seller is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

         6.8  Material Change. Since the date of this Agreement, other than as
              ---------------
contemplated in this Agreement, there has been no material change in the condition of the Assets or Seller's AccelX business, except changes occurring in the ordinary course of business, which changes have not materially adversely affected the Assets or Seller's AccelX business.

         6.9  Disclosure. Prior to the Closing and for a period of six (6)
              ----------
months thereafter, Purchaser shall be given access to the Books and Records during Seller's normal business hours. No representation or warranty made by Seller herein or in any agreements, certificates or documents delivered in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading.

         6.10 Intellectual Property Matters. Seller in the conduct of its AccelX
              -----------------------------
business (i) did not and does not utilize any patent, trademark, trade name, service mark, copyright, software, trade secret or know-how (the "Intellectual Property"), which infringes upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another, and (ii) is not in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to any such Intellectual Property. No present or former employee of Seller and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefore, or in any trade secret, which the Company owns, processes or uses in its AccelX business.

     6.11  Sufficiency of Assets. The Assets and the Software, as defined in the
           ---------------------
License Agreement, include all rights and property necessary to service the Contracts.


                                   ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES BY PURCHASER
                   -------------------------------------------

     Purchaser represents and warrants to Seller that the following statements are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on said date:

     7.1   Organization and Standing. Purchaser is a corporation duly organized,
           -------------------------
existing and in good standing under the laws of the State of California.

     7.2   No Conflict. The execution and delivery of this Agreement and the
           -----------
consummation of the transactions contemplated hereby will not (a) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound or affected, or (b) violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (c) conflict with or result in the breach of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Purchaser.

     7.3   Authority. Purchaser has full power and authority to enter into this
           ---------
Agreement and to carry out the transactions contemplated hereby, and all corporate and other proceedings required to be taken by Purchaser in connection with this Agreement and the transactions contemplated hereby and necessary to make the same effective have been duly and validly taken. This Agreement constitutes a valid and binding obligation of Purchaser and is enforceable in accordance with its terms.

                                  ARTICLE VIII
                             COVENANTS OF THE SELLER
                             -----------------------

     8.1   Action by Seller. Seller will not take or permit to be taken any
           ----------------
action or do or permit to be done which would be contrary to or in breach of any of the terms, conditions or provisions of this Agreement, or which would cause any of the representations and warranties of Seller to be untrue as of the Closing Date or any time thereafter.

     8.2   Fees. Seller shall pay all fees and disbursements of counsel and
           ----
accountants for Seller arising in connection with this Agreement and the transactions contemplated hereby.

     8.3   Further Assurances. On the Closing Date, and from time to time
           ------------------
thereafter, at the request of Purchaser, Seller will execute and deliver to Purchaser all such assignments, endorsements and other documents, and take such other action as Purchaser may reasonably request in order more effectively to transfer and assign to Purchaser the Assets transferred to Purchaser pursuant to this Agreement, to confirm the title of Purchaser thereto and to assist Purchaser in exercising its rights with respect thereto and under this Agreement. Seller will not offer or sell any of the assets, including Intellectual Property, of its AccelX business which have not been sold or licensed to Purchaser to a person or business which competes with Purchaser or its successors and assigns without Purchaser's prior written consent.

     8.4   Best Efforts. Seller shall use its best efforts to obtain at the
           ------------
earliest practical date after the date hereof, all necessary consents to the transactions contemplated in this Agreement, including consents from parties to the Contracts for whom consents were not required to be obtained prior to the Closing.

     8.5   Co-Lease Agreement. Purchaser hereby agrees, commencing immediately
           ------------------
upon completion of the Closing and for a period of up to twelve (12) months thereafter, to lease from Seller and the space within Seller's corporate offices located at 1899 Wynkoop, Denver, Colorado 80202, described on Exhibit G attached hereto, at a monthly rent of $8,126, which shall be paid by the first business day of the month for which the payment relates. In addition, Purchaser shall pay $198 per month times the number of Purchaser's employees utilizing the space for the shared services set forth in Exhibit G. Purchaser shall be billed separately
                                 ---------
for (i) long distance telephone charges incurred by Purchaser's employees, such charges to be equal to Seller's costs thereof, (ii) parking costs for Purchaser's employees, (iii) the cost of providing IT support services which will be billed on a time (at $70 per hour) and cost of materials basis, and iv) at the rate of $6,500 per month for use of Seller's hosting services for so long as Purchaser chooses to use such services. Seller may terminate the original term of this co-lease Agreement by giving Purchaser sixty (60) days written notice of the termination of this co-lease Agreement and of all of Seller's co-lease obligations hereunder. In the event that Seller and its Jabber, Inc. subsidiary cease to use Seller's corporate offices at 1899 Wynkoop, Denver, Colorado, Purchaser may terminate this co-Lease Agreement. Purchaser shall be responsible for insuring its property located in Seller's facilities. In no event shall Seller have any liability to Purchaser with respect to this co-lease agreement, except for Seller's gross negligence and in the event of any such liability, such liability shall be limited to the amount paid by Purchaser to Seller pursuant to this co-lease agreement. In no event will Seller be liable pursuant to this co-lease agreement for indirect damages, including, without limitation, consequential damages or lost profits.

     8.6   Notification of Breaches or Potential Breaches. Seller shall give
           ----------------------------------------------
prompt notice to Purchaser of (i) the occurrence or nonoccurrence of any event which is likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of Seller to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by any of them hereunder; provided, however, that delivery of any such notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the Purchaser.

                                   ARTICLE IX
                              NO BROKERS OR FINDERS
                              ---------------------

     Seller has utilized the services of Tucker Anthony Sutro in connection with the transaction contemplated herein and Seller is solely responsible for any fees due to such firm as a result of the transactions contemplated herein. Except for this engagement, Seller and Purchaser represent and warrant to each other that each did not directly or indirectly engage any other person, corporation or partnership to bring about the consummation of the transactions contemplated herein, and, that no person, corporation or partnership is entitled to a broker's commission, finder's fee or any similarcompensation upon the consummation of the transactions contemplated herein. If this representation and warranty is breached by either Seller or Purchaser, the breaching party shall indemnify and hold harmless the other party from any and all claims, demands, liabilities and obligations (and any and all expenses and costs incurred in connection with or in defending against the same), which may arise due to any third party's claim as a broker or finder.

                                    ARTICLE X
                        CONDITIONS PRECEDENT OF PURCHASER
                        ---------------------------------

         The obligations of Purchaser hereunder are subject to the conditions that, on or before the Closing Date:

         10.1 Representations and Warranties True at Closing. The
              ----------------------------------------------
representations and warranties of Seller contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

         10.2 Compliance with the Agreement. Seller shall have performed and
              -----------------------------
complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         10.3 Seller's Certificate. Seller shall deliver to Purchaser a
              --------------------
certificate of an officer of Seller dated the Closing Date, certifying in such detail as Purchaser may request to the fulfillment of the conditions specified in sections 10.1 and 10.2.

         10.4 Deliveries. The documents required under Section 3.1 hereof shall
              ----------
be tendered by Seller for delivery to Purchaser at the Closing.

         10.5 Injunction. On the Closing Date, there shall be no effective
              ----------
injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

         10.6 Casualty. Prior to the Closing Date, Seller's AccelX business and
              --------
the Assets, or any portion thereof, shall not have been adversely affected in any material way as a result of any fire, accident, flood or other casualty or act of God or the public enemy.

         10.7 Assignment of Contracts. Seller shall have obtained, in
              -----------------------
conjunction and cooperation with Purchaser, all necessary consents for the assignments of the Contracts to be assigned to Purchaser, such consents to be in form reasonably acceptable to Purchaser.

         10.8 Employee Arrangements. Purchaser shall have reached arrangements
              ---------------------
or employment agreements on terms satisfactory to Purchaser with Perry Evans and Susan Dalton.

         10.9 Hiring of Employees. Purchaser shall have reached agreements to
              -------------------
hire such employees of Seller's discontinued AccelX business as Purchaser may determine and on such terms and conditions

(which may include non-solicitation and non-competition provisions) as shall be acceptable to Purchaser in its sole discretion.

         10.10 Investigations. Purchaser shall be satisfied with the results of
               --------------
its due diligence review of the Assets, and shall be satisfied that there are no circumstances or matters, whether discovered in due diligence or otherwise arising, which affect adversely the basis upon which Purchaser determined to enter into the transactions contemplated hereby with Seller.

         10.11 Contingent Obligation Pursuant to Section 2.5(b). If on or before
               ------------------------------------------------
January 31, 2002, Purchaser or its successors and assigns has completed either
(i) in connection with a merger, reorganization, sale of substantially all of its assets or business the combined business shall have combined cash and cash equivalence of at least $4 million more than the amount of Purchaser's cash and cash equivalence at September 30, 2001 (a "Substantial Transaction"); or (ii) Purchaser or its successors and assigns shall complete one or more financing events resulting in gross proceeds of at least $2 million (a "Substantial Financing Transaction"), Purchaser shall pay Seller $750,000 within five (5) business days of the consummation of any such Substantial Transaction or Substantial Financing Transaction if such transaction is consummated on or before July 31, 2002, and on the same terms and conditions as were set forth in the definitive agreement at the time the transaction was completed. If neither a Substantial Transaction nor a Substantial Financing Transaction is completed on or before January 31, 2002, or consummated on or before July 31, 2002, Purchaser shall not be required to make the payment to Seller as set forth in Section 2.5(b) hereof and Purchaser shall have no further obligations with respect to
Section 2.5(b) hereof. A Substantial Transaction or Substantial Financing Transaction shall be deemed to have been completed when Purchaser or its successors and assigns has executed and delivered a binding agreement for such transaction and the Transaction shall be deemed to be consummated when the Transaction has closed.

         10.12 Contingent Obligations Under Section 2.5(c). If on or before June
               -------------------------------------------
30, 2002, Purchaser or its successors and assigns has completed either a Substantial Transaction or a Substantial Financial Transaction, subject to the other terms and conditions of this Agreement, Purchaser or its successors and assigns shall, within five (5) business days of the consummation of the transaction, if such transaction is consummated on or before July 31, 2002, make the $375,000 payment provided in Section 2.5(c) hereof. If neither a Substantial Transaction nor a Substantial Financing Transaction has been completed on or before June 30, 2002, the total purchase price shall be the amount paid pursuant to Section 2.5(a) hereof.

                                   ARTICLE XI
                       CONDITIONS PRECEDENT OF THE SELLER
                       ----------------------------------

         The obligations of the Seller hereunder are subject to the conditions that, on or before the Closing Date:

         11.1  Representations and Warranties True at Closing. The
               ----------------------------------------------
representations and warranties of Purchaser contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby, shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

         11.2 Purchaser's Compliance with the Agreement. Purchaser shall have
              -----------------------------------------
performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         11.3 Purchasers' Certificate. Purchaser shall deliver to the Seller a
              -----------------------
certificate of an officer or authorized signer of Purchaser, dated the Closing Date, certifying in such detail as the Seller may request to the fulfillment of the conditions specified in sections 11.1 and 11.2.

         11.4 Deliveries. The documents required under Section 3.2 hereof shall
              ----------
be tendered by Purchaser for delivery to Seller at the Closing.

         11.5 Injunction. There shall be no effective injunction, restraining
              ----------
order or order of any nature issued by a court of competent jurisdiction which shall direct that this Agreement, or any of the transactions provided for herein, not be consummated as herein provided.

         11.6 Employee Arrangements. Purchaser shall have paid or assumed
              ---------------------
Seller's Obligations and Liabilities for accrued vacation for those employees named in Exhibit D hereto who accept employment with Purchaser.
         ---------


                                   ARTICLE XII
                     NATURE AND SURVIVAL OF REPRESENTATIONS
                     --------------------------------------

         All statements contained in any documents, certificates or other instruments delivered by or on behalf of Seller or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Seller or Purchaser hereunder. All representations and warranties and agreements made by Seller or Purchaser in this Agreement or in any documents, certificates, or other instruments delivered pursuant hereto shall survive the Closing hereunder (and any investigation at any time made by or on behalf of Seller or Purchaser).

                                  ARTICLE XIII
                                     NOTICES
                                     -------

         All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first-class postage prepaid:

                  (a)      To the Seller:

                           Webb Interactive Services, Inc.
                           1899 Wynkoop
                           Suite 600
                           Denver, Colorado 80202
                           Attn: General Counsel

                  (b)      To Purchaser:

                           Nextron Communications, Inc.
                           6830 Via Del Oro, Suite 240
                           San Jose, California 95119
                           Attn: Chief Executive Officer

                           with a copy thereof to:

                           Safeguard Scientifics, Inc.
                           800 The Safeguard Building
                           435 Devon Park Drive
                           Wayne, PA 19087
                           Attn: General Counsel

or to such other address or to such other person as Purchaser or Seller shall have last designated by notice to the other.

                                   ARTICLE XIV
                                  MODIFICATION
                                  ------------

         This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

                                   ARTICLE XV
                                    EXPENSES
                                    --------

         Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution or performance of this Agreement and all transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel and accountants. Seller shall be responsible for any sales or other transfer taxes incurred in connection with the transfer of the Assets as contemplated herein.

                                   ARTICLE XVI
                      ASSIGNMENT; PURCHASER'S BEST EFFORTS
                      ------------------------------------

         This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

                                  ARTICLE XVII
                             DELAWARE LAW TO GOVERN
                             ----------------------

         This Agreement shall be governed by and construed and enforced in accordance with the internal laws, as opposed to the choice of law rules, of the State of Delaware.

                                  ARTICLE XVIII
                                  COUNTERPARTS
                                  ------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                   ARTICLE XIX
                                    HEADINGS
                                    --------

         The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision thereof. Reference to numbered "articles," "sections," "paragraphs" and "subparagraphs," and to lettered "Exhibits" refer to articles, sections, paragraphs and subparagraphs of
          --------
this Agreement and Exhibits annexed thereto.
                   --------

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PURCHASER CORPORATION:                        SELLER:

Nextron Communications, Inc.                  Webb Interactive Services, Inc.


By ____________________________               By _______________________________

Its ___________________________               Its _____________________________




GP:830777 v8

                                LIST OF EXHIBITS
                                ----------------

A.       Assets

B.       Receivables and Contracts

C.       Intellectual Property

D.       Employees

E.       Non-Compete and Non-Solicitation Agreement

F.       Representations and Warranties: Exceptions and Disclosures

G.       Shared Services; Leased Space

                                    EXHIBIT A

Webb Interactive
AccelX Assets Sold to Nextron Communications, Inc.

        Server           MODEL/BRAND                   Serial Number
--------------------------------------------------------------------------------
KVM                  17" Monitor                       84779-C81H0-68
                     Cybex                               BG0004712
ORACLE1              CMPQ Proliant 1600                 D911BWT10655
                     3COM Super Stack II                7ZVB1B9EFFB
                     3COM Super Stack II                7ZAV101F9AB
norbert              IBM Netfinity 5000               1S86598RY23ND962
daggett              IBM Netfinity 5000               1S86598RY23ND927
muttley              Toshiba Magnia 5010                  11912519
DLT Drive            Compaq                             30-36244-03
sourcecontrol1       CMPQ PL 1600R                      D937CNK1A191
spongebob            Sun 220R                             035H250B
squarepants          Sun 220R                             035H24DD
neptune              Sun 250                              942H331A        Leased
mercury              Sun 250                              942H331D        Leased
tweety               Sun 220R                             035H247D
MAC                  Radius 81/110                      00123828-001
MAC                  Power MAC G3                       XB82604PCY5
Test A               Dell Dimmension                       FD4Z7
Test B               Compaq DeskPro EN                  6925CD470094
Test C               ICON                               No Serial #
Test D               ICON                               No Serial #
Test F               ICON                                 CO014396
17" Monitor          Panasonic                           FB7155368
17" Monitor          Acer                              M7EH1604037H1
                     Embarcado Developer licenses
                     WebLogic Developer licenses
Bell, Julie                  Compaq Presario            3D06FQR3R0S0
Bell, Julie                     17" Monitor             22D003907860
Bell, Julie                 Compaq DeskPro EN           6936CJN40384
Bell, Julie                     17" Monitor               2X783621
Bowman, Sean                Compaq DeskPro EN           6050DYSZ0959
Bowman, Sean                    17" Monitor              FB7155367
Brautigam, Craig            Compaq DeskPro EN           6910CKT3A080
Brautigam, Craig                17" Monitor              FK7550730
Campbell, Brian             Compaq DeskPro EN           6005CKT3A509
Campbell, Brian                 17" Monitor              FB6353628
Dalton, Susan               Compaq DeskPro EN           6940CKT3K891
Dalton, Susan                   17" Monitor             22D004206406
Evans, Perry              Toshiba Portege 3480Ct         60742785U
Evans, Perry                    17" Monitor              FB8242658
Kurtz, Steve                Compaq DeskPro EN           6036DYSZW133
Kurtz, Steve                    17" Monitor              AY02929424

                                     ASSETS

     Server                  MODEL/BRAND              Serial Number
--------------------------------------------------------------------------------
Mosher, Tim                mpaq DeskPro EN             6035DYSZL813
Mosher, Tim                  17" Monitor               C9001175090
Mosher, Tim              Toshiba Portege 7140CT         10376289U
Reynolds, Bob            Dell Latitude C600       6Z3W601 15183549793
Reynolds, Bob              Dell 17" Monitor       MX088VFF4780109EH03M
Rodriguez, Normando      Compaq DeskPro EN             6031DYSZE994
Rodriguez, Normando         21" Monitor                 Q003135924
Rodriguez, Normando         APPLE G4 MAC                XB0182MYHSG
Rodriguez, Normando         18" Monitor                 QV00637239
Rodriguez, Normando         HP ScanJet                  SG991171Z1
Schaff, Kevin          Toshiba Portege 7140CT           30485949U
Skavish, Kris          Toshiba Portege 3480Ct           80840615U
Skavish, Kris                17" Monitor                AY00902587
Wood, Dave               Dell Latitude C800              76V5J01
Wood, Dave                   17" Monitor                192010986
Wood, Dave               Compaq DeskPro EN             6922CLH1A058
Wood, Dave                   17" Monitor               AY93704953
QABUILD                  Compaq DeskPro EN            96907CCK4C100
QABUILD                      17" Monitor              6PTA67G041555
Evans, Perry            HP LJ 2100 TN Printer           USGW069066
nocweb1                  CMPQ PROLIANT 5500            D906CLC10034
nocweb3                  CMPQ PROLIANT 5500            D906CLC10025
nocweb5                  CMPQ PROLIANT DL380           D023DKN1P971
nocmw3                   CMPQ PROLIANT 5500            D922CLC10044
nocmw1                   CMPQ PROLIANT 5500            D908CLC10038
nocvsql-1                Fibre Array                   D851HUQ10321
nocvsql-2                Fibre Array                   D901HUQ10191
Fibre Switch             Fibre Switch                  No Serial #
nocsql1                  CMPQ PROLIANT 5500            D903CLC10033
nocsql2                  CMPQ PROLIANT 5500            D903CLC10097
prodmail                 VA FullOn                     No Serial #
sylvester                Sun 220R                        007H3BA9
saturn                   Sun 420R                       0038C0BuC
saturn moon              Sun A1000                       028H3516
jupiter                  Sun E3500                       945H216D        Leased
jupiter moon             Sun A1000                       943H41CF
                         WebLogic Production licenses

                                     B.       DESK TOP SOFTWARE--
                              Micro Soft Office 2000 - 17 copies

                              Micro Soft Internet Explorer 5.5 - 17 copies

                                     ASSETS

     Server                       MODEL/BRAND               Serial Number
--------------------------------------------------------------------------------
                              Micro Soft Outlook - 17 copies
                              Norton Antivirus - 17 copies
                              VISIO - 17 copies Photoshop - 1 copy
                              Micro Soft Projects - 3 copies

Assets include the Contracts set forth on Exhibit B and the Intellectual Property described on Exhibit C.
Note 1: Equipment noted as "Leased" are leased through Sun Microsystems Finance and are not owned by Seller.

                                    EXHIBIT B

             C. Schedule of Accounts Receivable Retained by Seller



              Customer                         Amount

-------------------------------------     -----------------

SwissOnline, AG                                   $  4,100
Switchboard Incorporated                             8,882    (1)
Qwest Dex, Inc.                                     49,446    (1)
Sympatico-Lycos, Inc.                                8,922    (1)
                                          -----------------

Total                                             $ 71,350
                                          =================

(1) Amount is an approximation pending final computation of last billing on day of Closing.


                                    CONTRACTS

                                                                                                   Support &
               Customer                  Contract       Software Product or Service           Maintenance Renewal
                                           Date                                                      Date
------------------------------------------------------------------------------------------------------------------------
Business.com, Inc. (*)                   10/03/01   Client Services                                   N/A
Sympatico-Lycos, Inc. (*)(**)            03/13/00   Site Builder                            Included in monthly fee
Sympatico-Lycos, Inc. (*)                05/23/01   Client Services                                   N/A
Qwest Dex, Inc. (*)                      05/17/01   Connect                                         05/16/02
Qwest Dex, Inc. (*)                      06/12/01   Client Services                                   N/A
SwissOnline, AG (*)                      02/28/01   Site Builder, Request, & Connect                5/31/02
Switchboard Incorporated (*)             07/01/99   Site Builder                            Included in monthly fee
Promedia GVC (VNU World Directories)     07/17/00   Site Builder, Notify, Request, &        7/16/01 - Did not renew
(*)                                                 Promote
British Telecommunications plc           06/30/00   Site Builder, Notify & Request          7/31/01 - Did not renew
(thereafter transferred to Yell,
Ltd.) (*)

(*) Agreement of assignment of the Contract has been obtained from the customer prior to Closing.

(**) Master Publishing Product Licensing Agreement between Webb Interactive Services Inc. and Bell ActiMedia, Inc. executed March 17, 2000 and assigned by Bell ActiMedia, Inc. to Sympatico-Lycos Inc., an affiliate of ActiMedia, effective as of May 2, 2000, as amended and the Customer Contract Service Agreement between Sympatico-Lycos, Inc. and Webb Interactive Services, Inc. made as of May 23, 2001, as amended.

                                    EXHIBIT C

INTELLECTUAL PROPERTY

Webb Interactive Object and Source Code Inclusions:
         Know how with respect to the "Licensed Material" as that term is defined in the License Agreement dated October 12, 2001, between Seller and Purchaser. All customizations developed for customers whose agreements are being assigned under this Agreement are likewise transferred herein, and all business, marketing and product planning and support materials are transferred for all Licensed Materials and identified customers.

Any and all rights to the following trademarks and internet domain names.

Any trademarks or service marks associated with "AccelX", "Accelerating Exchange", "Sales Accelerator" and "Sales Acceleration", "Conversational Commerce" and "Commercial Conversations".

The following internet domains will be assigned and transferred to host computers designated by Nextron. For these domains, any .net, .org and international suffix domains owned by Webb will be likewise transferred.

    .        Accelx.com
    .        Localbizdirect.com
    .        Ypml.com

For a period of six months, Webb also agrees to maintain a link from the primary page of its' corporate homepage of Webb Interactive Services to AccelX.com (or another domain otherwise designated by Nextron, Communications, Inc.) for purposes of sales and customer transition.

                                    EXHIBIT D


                                    Employees

WEBB PAYROLL
October 8, 2001
Payable on 10/10/01
VACATION ACCRUAL

                                                    Vacation          Gross
           Employee               Hourly Rate       Accrual           Salary

                                                                  $        -

                                                                  $        -

Bell, Julie                     $       35.10         76.00       $ 2,667.60
Bowman, Sean                    $       40.39        112.00       $ 4,523.68
Brautigam, Craig                $       40.14        118.00       $ 4,736.52
Campbell, Brian                 $       26.45         62.00       $ 1,639.90
Mosher, Tim                     $       50.48         56.00       $ 2,826.88
Reynolds, Robert                $       49.55          3.00       $   148.65
Rodriquez, Normando             $       25.48         19.00       $   484.12
Wood, David                     $       54.81             -

Perciballi, Joyce               $       43.27         50.00       $ 2,163.50

Kurtz, Steve                    $       32.70         68.00       $ 2,223.60

Skavish, Kristine                       43.27         98.00       $ 4,240.46

Evans, Perry                           108.18        160.00       $17,308.80
Dalton, Susan                           86.54         47.97       $ 4,151.32

          FINAL TOTAL                                             $47,115.03

                                    EXHIBIT E

                   NON-COMPETE AND NON-SOLICITATION AGREEMENT

This Non-Compete and Non-Solicitation Agreement (this "Agreement") is made as of October 16, 2001, by and between Nextron Communications, Inc., a California corporation ("Purchaser") and Webb Interactive Services, Inc., a Colorado corporation ("Seller").

RECITALS

Concurrently with the execution and delivery of this Agreement, Purchaser is licensing technology and purchasing assets (the "Assets") from Seller pursuant to the terms and conditions of that certain License Agreement ("License Agreement") and Asset Purchase Agreement ("Purchase Agreement"), both dated October 16, 2001, (together the "Agreements"). Section 2.4 of the Purchase Agreement requires that a non-compete and non-solicitation agreement be executed and delivered by Seller as a condition to the purchase of the Assets by Purchaser.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

2. NON-COMPETITION; NON-SOLICITATION

As an inducement for Purchaser to enter into the Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Purchase Agreement, Seller agrees that:

(a) For a period of five (5) years after the Closing:

(i) Except as provided in subsection 2(c) hereof, neither Seller nor any of its subsidiaries will directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, or control of any business whose products or activities compete in whole or in part with the business of Purchaser as being conducted as of the date hereof and as such business is expanded as a result of the License Agreement and the Purchase Agreement; provided, however, that Seller may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Seller agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

(ii) Seller will not, directly or indirectly, either for itself or any other person, (A) induce or attempt to induce any employee of the Seller's AccelX business who becomes an employee of Purchaser to leave the employ of Purchaser, (B) in any way interfere with the relationship between Purchaser and any such employee, or (C) induce any customer, supplier, licensee, or business relation of the Seller's AccelX business at the time of the Closing or as a result of the License Agreement or the Purchase Agreement that does business with Purchaser to cease doing business with Purchaser.

(b) In the event of a breach by Seller of any covenant set forth in Subsection 2(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach.

3. REMEDIES

If Seller breaches the covenants set forth in Section 2 of this Agreement, Purchaser will be entitled to the following remedies:

(a) Damages from Seller; and

(b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 2 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Purchaser and would be an inadequate remedy for such breach.

(c) The rights and remedies of the Purchaser pursuant to this Agreement are cumulative and not alternative.

4. GOVERNING LAW

This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

5. SEVERABILITY

Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 2 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller.

6. ENTIRE AGREEMENT

This Agreement, and the Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Purchaser and Seller with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

WEBB INTERACTIVE SERVICES, INC.:


By ___________________

   Its _______________


NEXTRON COMMUNICATIONS, INC.:


By ___________________

   Its _______________

                                    EXHIBIT F

                         Representations and Warranties

                           Exceptions and Disclosures

None, other than that certain of the Assets are leased as set forth on Exhibit A hereto. Seller shall use its best efforts to cause such leases to be assigned to Purchaser as soon as reasonably possible following the Closing. It is understood that Purchaser may be required to provide to the lessor of such Assets information regarding Purchaser's financial condition.

                                    EXHIBIT G

     D. SHARED SERVICES


PBX circuit
PBX trunk lines
Modem pool trunk lines
Modem pool
T-3 facility charge
Analog circuit
T-1 direct to Inflow
Internet access
Frame relay circuit
Soda
Coffee
Water service
Office supplies
Office maintenance
Office equipment and copier usage
Copiers supplies
Postage (Excluding overnight mailings, bulk mailings and alike)

                                  Leased Space

Approximately 3,500 square feet in the northeast corner of Seller's corporate offices.